Exhibit 99.1

( BW) (VA-DOLLAR-TREE-STORES) (DLTR) Dollar Tree Reports Fourth-Quarter Comparable-Store Sales Increase 0.5%; Total Sales Reach $987.5 Million

Business Editors

CHESAPEAKE, Va. – (BUISNESS WIRE) — February 3, 2005 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, reported total sales for its fiscal fourth quarter were a record $987.5 million, a 10.6% increase compared to $893.1 million in last year’s fiscal fourth quarter. Comparable-store sales for the quarter increased 0.5%, in-line with the Company’s previously announced guidance.

“While November got off to a slow start, our business accelerated nicely in December,” President and CEO Bob Sasser said. “We attribute this to a strong, but late Christmas shopping season. Sales were tracking to the lower half of our range, until the last two weeks of January, when severe snow and ice storms hampered customer traffic, and sales fell slightly below the range of our previous guidance.”

Based on the sales volume achieved in the fourth quarter, the Company anticipates earnings per share to be in the range of $0.78 to $0.79, compared to $0.70 in last year’s fourth quarter. Fourth quarter 2004 earnings will include a non-recurring tax benefit of approximately $2 million.

For fiscal 2004, sales totaled $3.126 billion, an 11.6% year-over-year increase compared to $2.800 billion last year, on a comparable-store sales increase of 0.5%.

The Company will provide more-detailed information about its 2004 operating results and 2005 plans on its upcoming earnings conference call.

On Wednesday, February 23, 2005, the Company will release its fourth-quarter earnings results and host a conference call to discuss those results at 9:00 a.m. EST. The telephone number for the call is 703-639-1166. A recorded version of the call will be available until midnight Monday, March 1, and may be accessed by dialing 703-925-2533 and the access code is 635162. A webcast of the call is accessible through Dollar Tree’s website, www.DollarTree.com, as well as at Vcall’s website, www.Vcall.com, and will remain on-line until midnight Monday, March 1.

Dollar Tree operated 2,735 stores in 48 states as of January 29, 2005, compared to 2,513 stores in 47 states a year ago. During the fourth fiscal quarter of 2004, the Company opened 70 stores, closed 9 stores, and expanded or relocated 18 stores. For the year, the Company opened 251 stores, closed 29 stores, and expanded or relocated 128 stores. The Company’s retail selling square footage totaled approximately 20.4 million at January 29, 2005, a 21% increase compared to a year ago. The Company also operates a coast-to-coast logistics network of nine distribution centers. Dollar Tree is a member of the NASDAQ 100 index.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward-looking statements include statements regarding our expectations for fourth-quarter 2004 earnings per share. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed April 13, 2004 and our Quarterly Report on Form 10-Q filed December 9, 2004. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger
757-321-5000
http://www.DollarTree.com

KEYWORD: CALIFORNIA WASHINGTON VIRGINIA UTAH PENNSYLVANIA ILLINOIS OKLAHOMA GEORGIA

INDUSTRY KEYWORD: RETAIL PRODUCT

SOURCE: Dollar Tree Stores, Inc.